Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 27, 2008, with respect to the audit of the financial statements of Green Bikes Rental Corporation. We also consent to the reference of our firm under the heading “Experts” in this registration statement.

/s/ McElravy, Kinchen & Associates, P.C.

www.mkacpas.com

Houston, Texas

April 30, 2008